Exhibit 10.1

FIFTH ADDENDUM TO LEASE DATED JULY 6, 1994, BY AND BETWEEN H-K ASSOCIATES, (LESSOR) AND FOCUS ENHANCEMENTS, INC., (LESSEE) FOR THE PREMISE LOCATED AT 1370 DELL AVENUE, CAMPBELL, CALIFORNIA.

Whereas Lessee desires to renew it’s above referenced Lease. Lessor and Lessee agree to modify the existing Lease with the following changes:

1.     Premise:

Premise consists of approximately 27,500 square feet of a free standing building.

2.     Term:

The term shall be for Three (3) years and (5) five months, commencing August 1, 2007 and ending on December 31, 2010.

3.     Rent:

Rent shall be based on a NNN Lease as per the following:

Aug. 1, 2007 — Dec. 31, 2007  —  $22,880 per month

Jan. 1, 2008 — Dec. 31, 2008  —  $0.90 NNN per square foot per month

Jan. 1, 2009 — Dec. 31, 2009  —  $0.95 NNN per square foot per month

Jan. 1, 2010 — Dec. 31, 2010  —  $1.00 NNN per square foot per month

4.     Security Deposit:

Lessee currently has a Security Deposit on account with Lessor in the amount of 22,888.00.  On January 1, 2008, the new Security Deposit shall be $27,500.00. Lessee shall deposit with Lessor $4,612.00 which sum represents the difference between the existing Security Deposit and the new Security Deposit.

5.     Right to Renew Lease:

Providing Lessee is not in default, Lessee shall have the right to renew Lease for one, three year period beginning January 1, 2011. Lessee shall give Lessor written notice of its intent to renew, not less than 180 days prior to the expiration of the Lease. Rent for the renewal period shall be as follows:

Jan. 1, 2011 — Dec. 31, 2011  —  $1.05 NNN per square foot per year

Jan. 1, 2012 — Dec. 31, 2012  —  $1.09 NNN per square foot per year

Jan. 1, 2013 — Dec. 31, 2013  —  $1.13 NNN per square foot per year

Addendum to Lease dated July 6, 1994

6.              Cancellation Option and Buy Out:

Lessee shall have the option to cancel this Lease, provided, Lessee gives Lessor a minimum of 90 days written notice prior to canceling said Lease.

The cost to Lessee to cancel the Lease shall be as follows:

a.               To cancel during the period of months one (1) through twelve (12), Lessee shall pay to Lessor an amount equal to six (6) months rent.

b.              To cancel during the period of months thirteen (13) through (24), Lessee shall pay to Lessor an amount equal to four (4) months rent.

c.               To cancel during the period of months twenty five (25) through forty-two (42), Lessee shall pay to Lessor an amount equal to two (2) months rent.

7.     Occupancy:

Whereas Lessee presently occupies the Premises, Lessee agrees to accept said Premise in their present condition and state.

Read and Agreed:

H-K Associates		Focus Enhancements, Inc

By:	/s/ Neil Hamm	By	/s/ Brett Moyer

Name Printed:		Name Printed:
Neil Hamm, G.P.		Brett Moyer

Date: 8/1/07		Date: 7/10/07